UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 19, 2021

CELSIUS HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-55663	20-2745790
(Commission File Number)	(IRS Employer Identification No.)

2424 N. Federal Highway, Suite 208, Boca Raton, Florida 33431

 (Address of principal executive offices and zip code)

(561) 276-2239
(Registrant’s telephone number including area code)

Former Name or Former Address (If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.001 par value per share	CELH	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

When used in this Current Report on Form 8-K, unless otherwise indicated, the terms “the Company,” “Celsius,” “we,” “us” and “our” refer to Celsius Holdings, Inc. and its subsidiaries.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2021, the Company issued a press release announcing, that Damon DeSantis, Cheryl S. Miller and Joyce Russell were elected to our Board of Directors effective as of August 19, 2021 at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”). The Company also announced certain changes to the board leadership structure including the appointment by the Board of Directors of John Fieldly as Chairman of the Board and Hal Kravitz as independent lead director.

A copy of the press release dated August 20, 2021 announcing the aforementioned appointments is included as Exhibit 99.1 to this report.

Furthermore, effective as of August 19, 2021 the following members of the Board of Directors were appointed to the committees set forth below:

Audit Committee

Cheryl Miller, Chair

Caroline Levy

Tony Lau

Joyce Russell

Human Resources and Compensation Committee

Joyce Russell, Chair

Hal Kravitz

Nick Castaldo

Alexandre Ruberti

Governance and Nominating Committee

Damon DeSantis, Co-Chair

Tony Lau, Co-Chair

Nicholas Castaldo

Cheryl Miller

Caroline Levy

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 19, 2021, the Company held its Annual Meeting. The Company’s shareholders voted on the two proposals listed below at the Annual Meeting. The final voting results for each proposal are set forth in the following tables. For more information about each of the proposals please see the Company’s definitive Proxy Statement previously filed with the Securities and Exchange Commission on June 2, 2021.

Proposal 1: Election of Directors – Election of the nominees listed below as directors to hold office until the next annual meeting of shareholders or until their successors are elected.

	Votes	Votes	Broker
Name	For	Against	Non-Votes
John Fieldly	58,532,047	127,541	627,498
Hal Kravitz	49,505,001	9,154,587	627,498
Tony Lau	58,490,616	168,972	627,498
Nicholas Castaldo	50,175,458	8,484,130	627,498
Caroline Levy	58,385,094	274,492	627,500
Alexandre Ruberti	58,531,861	127,727	627,498
Damon DeSantis	58,529,310	130,278	627,498
Cheryl Miller	58,532,108	127,480	627,498
Joyce Russell	58,532,460	127,128	627,498

Each nominee was elected by the Company’s shareholders, as recommended by the Company’s Board of Directors.

Proposal 2: Ratification of Selection of Auditors - To ratify the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Votes For	Votes Against	Abstain
58,693,416	334,429	259,241

The appointment of Ernst & Young LLP was ratified by the Company’s shareholders, as recommended by the Company’s Board of Directors.

Item 7.01   Regulation FD Disclosure.

(a)	ESG Report

On August 20, 2021, Celsius issued a press release announcing the publication of its environmental, social and governance (ESG) report.

A copy of the Company’s ESG report is available at: https://celsiusholdingsinc.com/esg_report_082021

In addition, copies of the press release and the ESG report are included as Exhibits 99.2 and 99.3 to this report.

(b)	Investor Presentation

On August 19, 2021, the Company made a presentation to shareholders at the Annual Meeting. The furnishing of the investor presentation information in this report is not intended to, and does not, constitute a determination by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company. The information in the investor presentation materials is presented as of August 19, 2021 and the Company does not assume any obligation to update such information in the future.

A copy of the investor presentation that was used at the Annual Meeting is included as Exhibit 99.4 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, and including Exhibits 99.3 and 99.4 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No	Description

99.1	Press Release dated August 20, 2021 regarding new directors

99.2	Press Release dated August 20, 2021 regarding ESG report

99.3	Celsius Holdings, Inc. ESG report dated August 20, 2021

99.4	Celsius Holdings, Inc. Investor Presentation dated August 19, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSIUS HOLDINGS, INC.

Date: August 23, 2021	By:	/s/ John Fieldly
John Fieldly, Chief Executive Officer

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